                       AS FILED WITH THE SECURITIES AND
                   EXCHANGE COMMISSION ON DECEMBER 18, 1997
                          Registration No. 333-15443

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-2

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         ACCESS ANYTIME BANCORP, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                   85-0444597
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)


                801 PILE STREET, CLOVIS, NM  88101        505-762-4417
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           N.R. CORZINE
                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           801 PILE STREET
                           CLOVIS, NM  88101
                           (505)  762-4417
    (Name, address, including zip code, and telephone number, including area code of agent for service)

  As soon as practicable after the effective date of the Registration Statement.
       (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following box. /X/


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If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Commission is requested to mail signed copies of all orders, notices and communications to:

                                      C.L. Moore
                                KELEHER & McLEOD, P.A.
                               414 Silver Avenue, S.W.
                            Albuquerque, New Mexico  87103




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                           POST-EFFECTIVE AMENDMENT
                          TO REMOVE UNSOLD SECURITIES
                              FROM REGISTRATION

Access Anytime Bancorp, Inc. (the "Company") registered 732,198 shares of its common stock, $.01 par value, on Form S-2 (Registration No. 333-15443), which Registration Statement became effective on December 26, 1996. The registered offering has now been completed, with 460,878 shares being sold. Therefore, the balance of the registered shares (in the amount of 271,320 shares) of the Company's common stock, $.01 par value, are being herewith removed from registration pursuant to the Company's undertaking in the Registration Statement.





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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 18, 1997.


                             ACCESS ANYTIME BANCORP, INC.

                             By : /s/ Norman R. Corzine
                                  ------------------------------------
                                  Norman R. Corzine
                                  Chairman of the Board and
                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated as of December 18, 1997.


         SIGNATURE                     CAPACITY
         ---------                     --------

/s/ Norman R. Corzine                  Principal Executive Officer
--------------------------             and Director
Norman R. Corzine


/s/ Ken Huey, Jr.*                     Principal Financial Officer,
--------------------------             Principal Accounting Officer
Ken Huey, Jr.                          and Director


/s/ Charles Guthals*                   Director
--------------------------
Charles Guthals


/s/ Thomas W. Martin, III*             Director
--------------------------
Thomas W. Martin. III


/s/ Robert Chad Lydick*                Director
--------------------------
Robert Chad Lydick


/s/ Carl Deaton*                       Director
--------------------------
Carl Deaton


                                       Director
--------------------------
James Clark


                                       Director
--------------------------
Cornelius Higgins

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         SIGNATURE                     CAPACITY
         ---------                     --------

                                       Director
--------------------------
Allan Moorhead

                                       Director
--------------------------
David Ottensmeyer


    *By /s/ Norman R. Corzine
        --------------------------
         Norman R. Corzine
         Attorney-in-Fact